UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2008

Entrust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-24733	621670648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, 16633 Dallas Parkway, Suite 800, Addison, TX	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-713-5819

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Entrust, Inc. (NASDAQ:ENTU) (“Entrust”) adopted the Entrust Non-Deferred 2008 Performance Bonus Plan (the “2008 Plan”).

The primary objective of the 2008 Plan is to aid Entrust and its subsidiaries in attracting, retaining and motivating valued officers, executives and other employees by offering financial motivation to such employees upon whose performance Entrust relies, based on the performance of Entrust and based upon the individual contribution of the employee to the business of Entrust.

The 2008 Plan became effective upon the approval of the Committee. The Committee, in its sole discretion, will determine which employees are eligible to receive awards under the 2008 Plan and will grant awards in such amounts and on such terms as it will determine provided that the aggregate amount of all such awards do not exceed the amount available for distribution under the 2008 Plan.

There are four quarterly bonus pools under the 2008 Plan. The amount available in each quarterly pool is dependent upon Entrust’s revenue growth and return on sales. Up to 100% of each quarterly bonus pool in 2008 will be paid out by Entrust to employees during the subsequent calendar quarter. Awards will be payable in cash; provided, however, that if a quarterly bonus pool exceeds eight hundred thousand dollars ($800,000), then Entrust may in its discretion: (i) pay any portion of such sum that is in excess of that amount in restricted stock units out of Entrust’s 2006 Stock Incentive Plan with vesting criteria determined by the Committee; (ii) reduce the amount of the awards payable to the extent necessary so that the sum does not exceed that amount, or (iii) pay any portion of such sum that is in excess of the Bonus Pool Cash Target in cash or deferred cash upon additional terms determined by the Committee.

The foregoing description of the 2008 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
EX-10.1	Entrust Non-Deferred 2008 Performance Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly causes this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.
(Registrant)

Date: January 23, 2008	By:	/s/ David J. Wagner
	Name:	David J. Wagner
	Title:	Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Entrust Non-Deferred 2008 Performance Bonus Plan